UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2004 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of principal executive offices)		(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 12.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 9 "Regulation FD Disclosure" and Item 12 "Results of Operations and Financial Condition."

On August 12, 2004, Royal Gold, Inc. announced year end results and record revenues for the third consecutive year. The information contained in the press release dated August 12, 2004, regarding the Company's year end results is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: August 12, 2004
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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated August 12, 2004, "Royal Gold Announces Year End Results and Record Revenues for the Third Consecutive Year."
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Stanley Dempsey, Chairman & Chief Executive Officer Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD ANNOUNCES YEAR END RESULTS AND RECORD REVENUES FOR THE THIRD CONSECUTIVE YEAR, AND AN INCREASED PRODUCTION ESTIMATE FOR PIPELINE
• Earnings of $0.43 for fiscal 2004 mark a 26% increase over fiscal 2003 • Revenues increased 35% year-over-year for fiscal 2004 • Fiscal 2004 free cash flow totals 73% of revenue

          DENVER, COLORADO. AUGUST 12, 2004: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced that it had record revenues of $21.4 million for fiscal 2004 (June 30), a 35% increase over revenues of $15.8 million in fiscal 2003. The Company reported net income of $8.9 million, or $0.43 per basic share, for fiscal 2004 compared to net income of $6.8 million, or $0.34 per basic share, for fiscal 2003. Fiscal 2004 results included non-cash charges for deferred tax expense of $3.4 million, or $0.17 per basic share.

          Free cash flow for fiscal 2004 was approximately $15.5 million, or 73% of revenues, compared to $11.4 million or 72% of revenues in fiscal 2003. Free cash flow is a non-GAAP financial measure which the Company defines as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets. For a reconciliation of free cash flow to the most directly comparable GAAP financial measure, see Schedule A-Reconciliation.

          For the fourth quarter ended June 30, 2004, royalty revenue was $6.1 million, a 63% increase over royalty revenue of $3.7 million for the same period in fiscal 2003. The Company reported fourth quarter 2004 net income of $2.3 million, or $0.11 per basic share, as compared to

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net income of $1.6 million, or $0.08 per basic share for the fourth quarter of fiscal 2003. At June 30, 2004, the Company had working capital of $49.5 million. Current assets were $51.9 million, compared to current liabilities of $2.4 million, yielding a current ratio of 21 to 1.

          Stanley Dempsey, Chairman and Chief Executive Officer stated, "We are greatly encouraged by our year-end position and the strong performance of our royalty portfolio. During fiscal year 2004, we were able to increase our dividend payout by 50% to $0.15 per share and, due to higher gold prices, we were able to grow revenues substantially and generate significant cash flow. The sliding-scale features of our royalty at the Pipeline Mining Complex were designed to increase payouts to Royal Gold as the gold price increases, and we have been rewarded well over the past several years. This stepped price royalty structure will continue to be an asset for the Company."

REVIEW OF OPERATIONS
Pipeline Mining Complex, Lander County, Nevada

          The Company owns two sliding-scale gross smelter return royalties ("GSR1" and "GSR2"), a fixed gross royalty ("GSR3"), and a net value royalty ("NVR1") on the Pipeline Mining Complex. The GSR1 royalty covers the current mine footprint, and the GSR2 ("Super") royalty covers any reserves that are developed on the claim block lying outside the current mine footprint. The GSR2 royalty pays out at a rate that is 80% higher than that of GSR1, at all gold prices. The GSR3 royalty is a 0.71% fixed rate for the life of the mine. The 0.39% NVR1 royalty covers production from the GAS Claims, an area of interest of approximately 4,000 acres including the South Pipeline deposit and Crossroads area, but not including the Pipeline pit. The NVR1 royalty is calculated by deducting processing-related costs, but is not burdened by mining costs.

          The Pipeline Mining Complex is owned by the Cortez Joint Venture ("Cortez"), a joint venture between Placer Cortez Inc. (60%), a subsidiary of Placer Dome Inc., and Kennecott Explorations (Australia) Ltd. (40%), a subsidiary of Rio Tinto.

          Placer Dome U.S. Inc. has announced that the Pipeline Mining Complex is now expected to produce approximately one million ounces of gold in calendar 2004. Royal Gold estimates that this is an additional 60,000 ounces of gold, from the production estimates that were released in March 2004, which will be subject to the Company's royalties.

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          For the fourth quarter of fiscal 2004, the Pipeline Mining Complex produced 275,632 ounces of gold, providing $5.4 million of royalty revenue to Royal Gold. This compares to 226,505 ounces of gold produced, providing $3.2 million of royalty revenue to Royal Gold, for the same quarter in fiscal 2003. For fiscal 2004, the Pipeline Mining Complex produced 973,220 ounces of gold subject to Royal Gold's royalty interest, providing $18.8 million of royalty revenue, as compared to 1,061,071 ounces of gold produced, which provided royalty revenues of $14.0 million in fiscal 2003. The increase in revenue reflects higher gold prices in the period resulting in higher royalty rates.

          For the fourth quarter of fiscal 2004, the average gold price was $393 per ounce, versus $347 per ounce in the fourth quarter of 2003, and Royal Gold's GSR1 royalty rate was 4.0% of production. Current production from the Pipeline Mining Complex is subject to GSR1, GSR3, and NVR1 royalties.

Leeville Project, Eureka County, Nevada

          Royal Gold owns a 1.8% net smelter return royalty ("NSR") covering a portion of the Leeville project ("Leeville"). Leeville is an underground mine, currently under development by Newmont Mining Corporation. Newmont has announced its intention to initiate production at Leeville in the fourth quarter of 2005. Current production on the Leeville royalty land is derived from underground operations on a portion of the Carlin East deposit.

          During the fourth quarter, the Carlin East deposit produced 23,295 ounces of gold, which were subject to Royal Gold's royalty interest, providing $163,969 in royalty revenue. This compares with 21,269 ounces of gold, providing $134,643 in royalty revenue to Royal Gold, in the same quarter of fiscal 2003.

          For fiscal 2004, the Carlin East deposit produced a total of 105,505 ounces of gold subject to Royal Gold's royalty interest, providing $729,717 of royalty revenue. This compares with 64,265 ounces of gold providing $409,729 in royalty revenue to Royal Gold during fiscal 2003. Royal Gold acquired its interest in the Leeville project late in the second quarter of fiscal 2003.

SJ Claims (Betze-Post Mine), Eureka County, Nevada

          Royal Gold owns a 0.9% NSR royalty covering a portion of the Betze-Post mine, known as the SJ Claims. The Betze-Post mine, a part of the larger Goldstrike operation, is operated by Barrick Gold Corporation ("Barrick").

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          During the fourth quarter, the SJ Claims produced 106,774 ounces of gold, which were subject to Royal Gold's interest, providing $377,880 in royalty revenue. This compares with 105,872 ounces of gold, providing $291,345 in royalty revenue to Royal Gold, in the same quarter of fiscal 2003.

          For fiscal 2004, the SJ Claims produced a total of 401,913 ounces of gold subject to Royal Gold's interest, providing $1.4 million of royalty revenue. This compares with 239,124 ounces of gold providing $720,724 in royalty revenue during fiscal 2003. Royal Gold acquired its interest in the SJ Claims late in the second quarter of fiscal 2003.

Bald Mountain, White Pine County, Nevada

          Royal Gold owns a 1.75% to 3.5% NSR sliding-scale royalty that burdens a portion of the Bald Mountain mine, operated by Placer Dome U.S. Inc. The 1.75% NSR royalty rate does not increase until the gold price exceeds $500 per ounce.

          During the fourth quarter, the Bald Mountain mine produced 7,321 ounces of gold, which were subject to Royal Gold's interest, providing $51,556 in royalty revenue. This compares with 18,331 ounces of gold, providing $112,588 in royalty revenue to Royal Gold, for the same quarter of fiscal 2003.

          For fiscal 2004, the Bald Mountain mine produced 33,894 ounces of gold, which were subject to Royal Gold's interest, providing $230,713 in royalty revenue. This compares with 113,420 ounces of gold providing $652,107 in royalty revenue for fiscal year 2003.

South American Properties (Argentina)

          The Company holds a 2.0% NSR on the Martha silver mine operated by Coeur d'Alene Mines Corporation. The Company received $40,462 in royalty revenue during the fourth quarter. Total royalty revenue for fiscal 2004 was $256,336. Royalty revenue for fiscal 2003 was $52,420.

Fiscal 2005 Outlook

           "With sustained strength in gold prices, we expect our royalty portfolio to continue generating excellent cash flows and revenues in fiscal 2005," said Dempsey. "We are very excited about our future. We have a solid cash position, no debt, an appetite for growth, and a strong management team. We also see excellent opportunities ahead for Royal Gold. We want to double the size of the Company through the acquisition of existing royalties or through financing opportunities that result in the creation of new royalties. As I said in the past, we will do this through "smart" sensible growth, not growth at any price."

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          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metal royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System under the symbol "RGLD," and on the Toronto Stock Exchange under the symbol "RGL." The Company's web page is located at www.royalgold.com.

Note: Management's conference call reviewing fiscal 2004 will be held today at 10:00 a.m. Mountain Time (noon Eastern Time) and is available by calling 800-603-2779 or 706-634-7230. The call will be simultaneously broadcast on the Company's web site at www.royalgold.com under the "Presentation" section. A replay on the web site will be available approximately two hours after the call ends. Audio replays will be available about two hours after the call and until August 19, 2004, by dialing 800-642-1687 or 706-645-9291, access number 9085079.

_____________________

Cautionary "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding production estimates, cash flow and earnings, the sliding-scale features of our royalty structure at the Pipeline Mining Complex, performance of our royalty portfolio, and acquisition and financing opportunities which could result in the creation of new royalties. Factors that could cause actual results to differ materially from projections include, among others, precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, economic and market conditions, future financial needs or opportunities, and the impact of any future acquisitions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting. The Company defines free cash flow by operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets. While we believe free cash flow is a useful measure of the Company's performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles. See Schedule A - Reconciliation, attached to this press release.

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ROYAL GOLD, INC. Consolidated Balance Sheets As of June 30,
	2004	2003
Current assets
Cash and cash equivalents	$44,800,901	$33,485,543
Royalty receivables	5,221,307	3,125,437
Current deferred tax asset	1,671,305	-
Prepaid expenses and other	207,662	190,568

Total current assets	51,901,175	36,801,548

Royalty interests in mineral properties, net	40,325,611	43,559,743
Available for sale securities	420,231	457,584
Deferred tax asset	306,565	5,454,500
Other assets	568,228	85,297
Total assets	$93,521,810	$86,358,672
	============	============
Current liabilities
Accounts payable	$1,232,539	$1,126,591
Dividend payable	779,377	1,032,735
Accrued compensation	200,000	200,000
Other	229,518	146,655

Total current liabilities	2,441,434	2,505,981

Deferred tax liability	8,078,975	8,746,702
Other long-term liabilities	103,089	113,489
Total Liabilities	10,623,498	11,366,172

Commitments and contingencies
Stockholders' equity
Common stock, $.01 par value, authorized 40,000,000 shares; issued 21,012,583 and 20,883,914 shares, respectively	210,125	208,838
Additional paid-in capital	102,019,891	100,612,048
Accumulated other comprehensive income	28,097	64,963
Accumulated deficit	(18,262,929)	(24,796,477)
Treasury stock, at cost (229,224 shares)	(1,096,872)	(1,096,872)

Total stockholders' equity	82,898,312	74,992,500

Total liabilities and stockholders' equity	$93,521,810	$86,358,672
	============	============
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ROYAL GOLD, INC. Consolidated Statements of Operations and Comprehensive Income For The Years Ended June 30,

	2004	2003	2002
Royalty revenues	$21,353,071	$15,788,212	$12,323,071

Costs and expenses
Costs of operations	1,512,867	1,346,890	971,068
General and administrative	2,923,289	1,966,283	1,874,952
Non-cash employee stock option compensation expense	-	-	1,484,371
Exploration and business development	1,391,944	1,232,853	618,308
Impairment of royalty interests in mineral properties	-	165,654	-
Depreciation, depletion and amortization	3,313,953	2,854,839	2,289,104
Total costs and expenses	9,142,053	7,566,519	7,237,803
Gain on sale of other assets	-	158,396	-

Operating income	12,211,018	8,380,089	5,085,268

Interest and other income	442,181	383,957	138,671
Loss on marketable securities	-	-	(1,171,679)
Interest and other expense	(127,162)	(126,968)	(124,672)
Income before income taxes	12,526,037	8,637,078	3,927,588

Current tax expense	(211,290)	(176,679)	(78,552)
Deferred tax (expense) benefit	(3,443,068)	(1,708,053)	6,849,687
Net income	$8,871,679	$6,752,346	$10,698,723
	===========	===========	===========
Adjustments to other comprehensive income
Unrealized gain (loss) on available for sale securities	(36,866)	(120,018)	184,981
Realization of the change in market value of available for sale securities	-	-	553,472
Comprehensive income	$8,834,813	$6,632,328	$11,437,176
	===========	===========	===========
Basic earnings per share	$0.43	$0.34	$0.60
	===========	===========	===========
Basic weighted average shares outstanding	20,760,452	19,795,949	17,930,767

Diluted earnings per share	$0.42	$0.33	$0.59
	===========	===========	===========
Diluted weighted average shares outstanding	21,110,521	20,231,638	18,170,225
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ROYAL GOLD, INC. Consolidated Statements of Cash Flows For The Years Ended June 30,

	2004	2003	2002
Cash flows from operating activities

Net income	$8,871,679	$6,752,346	$10,698,723
Adjustments to reconcile net income to net cash provided by operating activities

Depreciation, depletion and amortization	3,313,953	2,854,839	2,289,104
(Gain) loss on marketable securities	(22,778)	-	1,171,679
Deferred tax expense (benefit)	3,443,068	1,708,053	(6,849,687)
Impairment of mining assets	-	165,654	-
Non-cash employee option compensation expense	-	-	1,484,371
Gain on sale of other assets	-	(158,396)	-
Put option mark to market	-	213,990	-
Other	26,623	6,356	111,603

(Increase) decrease in:
Royalty receivables	(2,095,870)	95,390	(1,803,067)
Prepaid expenses and other assets	(112,955)	(8,528)	51,734

Increase (decrease) in:
Accounts payable, accrued liabilities, and other current liabilities	(12,272)	61,421	268,984
Other long term liabilities	(10,400)	(7,036)	(6,575)

Net cash provided by operating activities	13,401,048	11,684,089	7,416,869
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ROYAL GOLD, INC. Consolidated Statements of Cash Flows (Continued) For The Years Ended June 30,

	2004	2003	2002
Cash flows from investing activities
Capital expenditures for property and equipment	$(271,020)	$(24,067)	$(34,945)
Acquisition, net of cash acquired of $853,480	-	(2,296,179)	-
Proceeds from sale of marketable securities	38,642	-	19
Proceeds from sale of other assets	-	277,283	--

Net cash used in investing activities	(232,378)	(2,042,963)	(34,926)

Cash flows from financing activities
Dividends paid	(2,591,489)	(2,377,713)	(894,490)
Purchase of common stock	-	-	-
Proceeds from issuance of common stock	738,177	15,117,990	38,409

Net cash (used in) provided by financing activities	(1,853,312)	12,740,277	(856,081)

Net increase in cash and equivalents	11,315,358	22,381,403	6,525,862

Cash and equivalents at beginning of year	33,485,543	11,104,140	4,578,278

Cash and equivalents at end of year	$44,800,901	$33,485,543	$11,104,140
	===========	===========	===========
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ROYAL GOLD, INC. Schedule A-Reconciliation

Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues. Free cash flow is a non-GAAP financial measure. Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets. Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio. Free cash flow identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, and shareholder dividends. Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations. Below is reconciliation to operating income:

	__________________________________________
	For The Fiscal Year Ended
	__________________________________________
	June 30, 2004	June 30, 2003	June 30, 2002
Operating income	$12,211,018	$8,380,089	$5,085,268
Depreciation, depletion and amortization	3,313,953	2,854,839	2,289,104
Impairment of mining assets	-	165,654	-
Free cash flow	$15,524,971	$11,400,582	$7,374,372
	==========	==========	==========

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